Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 12, 2021, with respect to the consolidated financial statements of Berkeley Lights, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

August 11, 2021